Exhibit 10.1

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of September 16, 2011, by and between LACROSSE FOOTWEAR, INC., a Wisconsin corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement between Borrower and Bank dated as of March 1, 2009, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1(a)(i) is hereby amended by deleting “Thirty Million Dollars ($30,000,000.00)” and by substituting for said amount “ Thirty-Five Million Dollars ($35,000,000.00),” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of even date herewith (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Section 1.1(a)(ii) is hereby amended by deleting “Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00)” and by substituting for said amount “ Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00),” with such change to be effective upon the execution and delivery to Bank of the Line of Credit Note referenced in the foregoing paragraph.

3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

BORROWER:		WELLS FARGO BANK,
LACROSSE FOOTWEAR, INC.		NATIONAL ASSOCIATION

By:	/s/ Joseph P. Schneider	By:	/s/ James R. Bednark
Joseph P. Schneider, President/ Chief Executive Officer		James R. Bednark, Senior Vice President

By:	/s/ David P. Carlson
David P. Carlson, Executive Vice President, Chief Financial Officer

CONSENT AND REAFFIRMATION BY DANNER, INC.

The undersigned DANNER, INC., hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under The Third Party Security Agreement dated as of April 15, 2004 (“Third Party Security Agreement”); (ii) reaffirms in all respects its obligations and the security interests granted under the Third Party Security Agreement in favor of Wells Fargo Bank, National Association; and (iii) confirms that the foregoing Amendment shall not in any way prejudice its obligations under the Third Party Security Agreement.

DANNER, INC.

By:	/s/ Joseph P. Schneider
Joseph P. Schneider, President/ Chief Executive Officer

By:	/s/ David P. Carlson
David P. Carlson, Executive Vice President, Chief Financial Officer